CERTIFICATE OF TRUST

         THIS Certificate of Trust of Pioneer Capital Growth Fund (the "Trust"),

dated  January 8,  1998,  is being duly  executed  and filed by the  undersigned trustees,  to form a business  trust under the Delaware  Business  Trust Act (12

Del. C. ss. 3801, ET SEQ.).

                  1.  NAME.   The name of  the business  trust formed  hereby is

Pioneer Capital Growth Fund.

                  2.  REGISTERED    AGENT.    The  business   address   of   the

registered office  of  the Trust  in  the State of Delaware is 1201 North Market

Street in the City of Wilmington,  County of New Castle,  19801. The name of the

Trust's  registered agent  at such  address  is Delaware Corporation Organizers,

Inc.

                  3.  EFFECTIVE  DATE.   This  Certificate  of  Trust  shall  be

effective upon the date and time of filing.

                  4.  SERIES  TRUST.  Notice is hereby  given that  pursuant  to

Section  3804 of the  Delaware  Business  Trust  Act,  the  debts,  liabilities,

obligations  and expenses  incurred,  contracted for or otherwise  existing with respect to a  particular  series of the Trust shall be  enforceable  against the assets of such series  only and not  against the assets of the Trust  generally.

The Trust is a registered investment company under the Investment Company Act of

1940, as amended.


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         IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.


/s/ Mary K. Bush
Mary K. Bush As Trustee and not individually


/s/ John F. Cogan, Jr.
John F. Cogan, Jr. As Trustee and not individually


/s/ Richard H. Egdahl
Richard H. Egdahl As Trustee and not individually


/s/ Margaret BW Graham
Margaret B. W. Graham As Trustee and not individually


/s/ John W. Kendrick
John W. Kendrick As Trustee and not individually


/s/ Marguerite A. Piret
Marguerite A. Piret As Trustee and not individually


/s/ David D. Tripple
David D. Tripple As Trustee and not individually



/s/ Stephen K. West
Stephen K. West As Trustee and not individually



/s/ John Winthrop
John Winthrop As Trustee and not individually


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